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                                                                 Exhibit 10.4.2


                First Amendment to Securities Purchase Agreement


     This First Amendment to the Securities Purchase Agreement is made and entered into as of the 1st day of October, 1998 by and among Weston Presidio Capital II, L.P., a Delaware limited partnership, BancBoston Ventures, Inc., St. Paul Fire & Marine Insurance Company and National City Capital Corporation (the "Investors") and AAI.FOSTERGRANT, Inc. (fka Accessories Associates, Inc.) (the "Company"), a Rhode Island corporation.

                                 R E C I T A L S

     On May 31, 1996 the Investors and the Company entered into a Securities Purchase Agreement (the "Agreement") by which the Investors purchased 34,200 shares of the Company's Series A Convertible Redeemable Preferred Stock, 38,000 shares of the Company's Common Stock, $0.10 par value, and $2,000,000 of the Company's Subordinated Notes. On July 21, 1998 the Company issued $75,000,000 in principal face amount of its 10.75% Senior Notes. Pursuant to the Note Purchase Agreement, the Company is obligated to cause such notes to be registered pursuant to the Securities Act of 1933.

     The Company and the Investors believe that it is in the interest of the Company and the Investors to amend certain provisions of the Agreement in order to reflect the fact that the Company will be a public company and certain other matters.

     NOW THEREFORE, in consideration of the promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Investors and the Company agree as follows:

     1. Effective upon the Company becoming a reporting company under the Exchange Act of 1934, Section 5.2.5 of the Agreement is deleted in its entirety.

     2.   Section 5.2.9 of the Agreement is deleted in its entirety.

     3.   Section 5.5 of the Agreement is hereby amended to read as follows:

          "MERGER, CONSOLIDATION & SALE OF ASSETS. Except with the approval of the Required Holders, neither the Company nor any of its Subsidiaries will become a party to, or authorize any merger, consolidation, sell, lease, sublease, or otherwise transfer or dispose of any assets or enter into, or authorize any such transaction, or any liquidation or dissolution, except the following:

          5.5.1 The Company and any of its Subsidiaries may sell or otherwise dispose of any assets in the ordinary course of business consistent with past practices.


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          5.5.2 Any wholly owned Subsidiary of the Company may be merged or be liquidated into the Company or with any other wholly owned Subsidiary of the Company so long as after giving effect to any such merger to which the Company is a party, the Company shall be the surviving or resulting person.

          5.5.3 Mergers constituting Investments permitted by Section 5.9.

          5.5.4 Assets having an aggregate fair market value of less than 25% of the total assets of the Company or its Subsidiaries as of the Balance Sheet Date on an aggregate basis since the date hereof."

     4.   Section 5.6.4 of the Agreement is hereby amended to read as follows:

          "5.6.4 Other indebtedness, not to exceed the amounts permitted under the Indenture with respect to the Company's 10.75% Senior Notes as in effect on July 21, 1998 without giving effect to any subsequent modification or amendment."

     5.   Section 5.7 of the Agreement is hereby amended by adding a Section
          5.7.5 as follows:

          "5.7.5 Guaranties permitted under the Indenture with respect to the Company's 10.75% Senior Notes as in effect on July 21, 1998 without giving effect to any subsequent modification or amendment."

     6.   Section 5.8 of the Agreement is hereby amended by adding a Section
          5.8.6 as follows:

          "5.8.6 Liens permitted under the Indenture with respect to the Company's 10.75% Senior Notes as in effect on July 21, 1998 without giving effect to any subsequent modification or amendment.

     7.   Section 5.9.2 of the Agreement is hereby amended to read as follows:

          "5.9.2 Investments of the Company to acquire Subsidiaries or make other acquisitions only with the approval of the Preferred Directors."

     8. The fourth sentence of Section 5.13 of the Agreement is hereby amended to read as follows:

          "5.13 Except with the approval of the Compensation Committee, the Company and its Subsidiaries shall not enter into employment or management contracts."

     9. The last sentence of Section 5.14 of the Agreement is hereby amended to read as follows:


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          "5.14 Except as approved by the Preferred Directors, the Company shall not, or shall not subject itself to any obligation to, repurchase or otherwise acquire or retire any shares of the capital stock of the Company or any securities convertible into or exchangeable for any of the capital stock of the Company."

     10. Except as modified herein, the Agreement is hereby ratified, confirmed and approved.

     WITNESS WHEREOF, the parties have executed this First Amendment to the Securities Purchase Agreement as of the date first above written.


                                        AAi.FOSTERGRANT, Inc.


                                        By:/s/ Duane M. DeSisto
                                           --------------------


                                        WESTON PRESIDIO CAPITAL II, L.P.
                                        By Weston Presidio Capital Management
                                        II, L.P.


                                        By:/s/ Michael F. Cronin
                                           ---------------------
                                           General Partner

                                        BANCBOSTON VENTURES, INC.


                                        By:/s/ Charles Grant
                                           -----------------


                                        ST. PAUL FIRE AND MARINE
                                        INSURANCE COMPANY


                                        By:/s/ Everett V. Cox
                                           ------------------


                                        NATIONAL CITY CAPITAL
                                        CORPORATION

                                        By:/s/ Carl E. Baldassarre
                                           -----------------------